Exhibit 99.1

KLDiscovery Inc. Announces First Quarter 2021 Financial Results

Company Continues Transformation of Comprehensive Platform

McLEAN, Va.— May 12, 2021 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery services, announced today that revenue for the first quarter ended March 31, 2021 was $75.5 million versus $78.3 million in the first quarter of 2020, a decrease of 3.6%. Net loss for the first quarter of 2021 was $14.9 million compared to $12.5 million in the first quarter of 2020, a change of 18.6%.

EBITDA for the first quarter of 2021 was $15.1 million versus $12.5 million in the first quarter of 2020, an increase of 20.9%. Adjusted EBITDA (which excludes management fees and stock-based compensation, change in fair value of warrants, acquisition financing and transaction costs and other items as described below) for the first quarter of 2021 was $15.4 million compared to $15.0 million in the first quarter of 2020, an increase of 2.4%. Reconciliations of EBITDA and Adjusted EBITDA to their comparable GAAP measure are shown in detail below, along with definitions for those terms.

“Our first quarter 2021 results are approaching, and in some cases exceeding, our pre-pandemic levels achieved in the first quarter of 2020. This is truly a testament to the hard work of the global KLD team,” said Christopher Weiler, CEO of KLDiscovery Inc. “Revenue increased for the third consecutive quarter.  In the fourth quarter of 2020, we recorded our lowest quarterly net loss in four years of $9.8. In the first quarter, 2021 our net loss was $14.9 million which included the negative impact of a $7.2 million charge in connection with the extinguishment of debt. This refinancing activity had the positive effect of lowering our amortization payments from $17 million to $3 million annually. Our $15.1 million EBITDA in the first quarter of 2021 was our best-ever. Both first quarter EBITDA and Adjusted EBITDA improved in the first quarter of 2021 compared to the first quarter of 2020 and increased as a percentage of revenue as well. We ended the first quarter of 2021 with $47.8 million in cash and cash equivalents and nothing drawn on our $40 million revolving credit facility. This is a $26.2 million improvement in cash and cash equivalents over the first quarter of 2020. We improved cash flow from operations by 76.5% compared to the first quarter of 2020 due to continued high cash receipts and cost reductions.”

Mr. Weiler continued, “We have an enormous amount of momentum and steadfast commitment from the entire global team at KLD to transform the company’s already successful product and service offering. I am pleased with the significant progress we are making by incorporating input from our clients and prospects to further improve our full suite of proprietary software/hardware products and services. We are well on our way in executing our strategic plan to make KLD’s technology platform, including the Nebula Ecosystem, accessible wherever, and however, the client desires. We are actively pursuing the expansion of our total addressable market beyond eDiscovery and data recovery needs of our customers by continuing to build upon, and capitalize on, the powerful combination of our unparalleled technology and commitment to customer service.”

Year 2019-2021 Quarterly Results - Unaudited
	2020 (unaudited)				2021 (unaudited)
	Q1	Q2	Q3	Q4	Q1
Revenue	78.3	64.4	72.3	74.6	75.5
Net loss	(12.5)	(14.9)	(12.7)	(9.8)	(14.9)

Net loss per share (basic and diluted)	$(0.29)	$(0.35)	$(0.30)	$(0.23)	$(0.35)
Weighted average outstanding shares (basic and diluted)	42.5	42.5	42.5	42.5	42.6

EBITDA	12.5	10.4	12.3	14.3	15.1
Adjusted EBITDA	15.0	12.2	16.7	19.4	15.4
(in millions except per share data)

2021 Outlook

As previously announced, KLDiscovery is currently limited in its ability to accurately predict what the financial impact will be from the COVID-19 pandemic. KLDiscovery is not providing full-year 2021 guidance until it gains additional data points about the total operational impact of this global pandemic.

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, May 13, 2021 to discuss results for the first quarter of 2021. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

http://www.directeventreg.com/registration/event/1096198

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 585-8367 (from the U.S. and Canada) or (416) 621-4642 (from all other countries) using access code 1096198 or visit the Investors section of the KLDiscovery website at https://investors.kldiscovery.com.

KLDiscovery Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
	(unaudited)

Revenues............................................................................................	$75,450	$78,271
Cost of revenues.............................................................................	37,422	39,520
Gross profit...................................................................................	38,028	38,751

Operating expenses
General and administrative..........................................................	15,440	15,853
Research and development.........................................................	2,171	1,667
Sales and marketing......................................................................	9,457	11,645
Depreciation and amortization.....................................................	7,641	8,916
Total operating expenses..........................................................	34,709	38,081

Income from operations.............................................................	3,319	670

Other expenses
Other expense.................................................................................	14	28
Change in fair value of warrants..................................................	(1,969)	-
Interest expense.............................................................................	12,257	12,962
Loss on debt extinguishment.......................................................	7,257	-
Loss before income taxes.........................................................	(14,240)	(12,320)
Income tax provision	616	206

Net loss.........................................................................................	$(14,856)	$(12,526)

Other comprehensive loss, net of tax
Foreign currency translation......................................................	(2,462)	(4,428)
Total other comprehensive loss, net of tax...................................	(2,462)	(4,428)
Comprehensive loss.........................................................................	$(17,318)	$(16,954)

Net loss per share - basic and diluted..........................................	$(0.35)	$(0.29)

Weighted average shares outstanding - basic and diluted.......	42,532,915	42,529,017
•

In Q1 2021, the Company determined that the 6,350,000 Private Warrants issued in connection with the consummation of the Business Combination in December 2019 should be accounted for as liabilities in accordance with ASC 815-40. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of private warrants in the Consolidated Statement of Comprehensive Loss.

Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(14,856)	$(12,526)
Interest expense	12,257	12,962
Income tax (benefit) expense	616	206
Debt extinguishment costs	7,257
Depreciation and amortization expense	9,816	11,837
EBITDA	$15,090	$12,479
Acquisition, financing and transaction costs	782	85
Strategic initiatives:
Sign-on bonus amortization	—	189
Non-recoverable draw	—	303
Total strategic initiatives	—	492
Management fees, stock compensation and other	1,034	880
Change in fair value of warrants	(1,969)	—
Restructuring costs	4	590
Systems establishment	427	485
Adjusted EBITDA	$15,368	$15,011

Note:

•

Acquisition, financing and transaction costs include earn-out valuation changes, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions.

•	Strategic initiatives include the costs resulting from pursuing strategic business opportunities.
•	Management fees, stock compensation & other includes consulting fees and expenses related to the Company’s stock compensation plan.
•	Change in fair value of warrants relates to changes in the fair market value of the private warrants issued in conjunction with the business combination.
•

Restructuring costs include non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including expenses related to IT infrastructure build-out, system automation and ERP implementation.

KLDiscovery Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
Current assets
Cash and cash equivalents	$47,808	$51,201
Accounts receivable, net of allowance
for doubtful accounts of $9,015 and $8,513, respectively	83,617	83,985
Prepaid expenses	12,090	7,175
Other current assets	690	709
Total current assets	144,205	143,070
Property and equipment
Computer software and hardware	72,689	72,211
Leasehold improvements	26,821	27,271
Furniture, fixtures and other equipment	3,316	3,365
Accumulated depreciation	(79,480)	(77,697)
Property and equipment, net	23,346	25,150
Intangible assets, net	104,458	109,733
Goodwill	397,292	399,085
Other assets	3,051	2,708
Total assets	$672,352	$679,746
Current liabilities
Current portion of long-term debt, net	$3,000	$10,948
Accounts payable and accrued expense	32,109	33,504
Current portion of contingent consideration	714	695
Deferred revenue	2,498	3,955
Total current liabilities	38,321	49,102
Long-term debt, net	494,335	472,600
Deferred tax liabilities	7,677	7,335
Other liabilities	9,889	8,488
Total liabilities	550,222	537,525
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, shares authorized - 200,000,000 shares authorized as of March 31, 2021 and December 31, 2020; shares issued and outstanding - 42,550,148 and 42,529,017 respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	382,614	385,387
Treasury stock	—	—
Accumulated deficit	(270,280)	(255,424)
Accumulated other comprehensive income	9,792	12,254
Total stockholders' equity	122,130	142,221
Total liabilities and stockholders' equity	$672,352	$679,746

KLDiscovery Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For The Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(14,856)	$(12,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,816	11,837
Non-cash interest	4,815	4,507
Loss on extinguishment of debt	7,257	-
Stock-based compensation	978	825
Provision for losses on accounts receivable	972	784
Deferred income taxes	342	112
Change in fair value of contingent consideration	19	29
Change in fair value of warrants	(1,969)
Changes in operating assets and liabilities:
Accounts receivable	(680)	(7,487)
Prepaid expenses and other assets	(5,087)	(8,151)
Accounts payable and accrued expenses	(2,986)	(588)
Deferred revenue	(1,436)	(1,298)
Net cash used in operating activities	(2,815)	(11,956)
Investing activities
Acquisitions, net of cash	—	(2,334)
Purchases of property and equipment	(3,088)	(2,767)
Net cash used in investing activities	(3,088)	(5,101)
Financing activities
Revolving credit facility - draws	—	29,000
Revolving credit facility - repayments	—	—
Payments for capital lease obligations	(285)	(224)
Debt acquisition costs	(2,031)	—
Proceeds long-term debt, net of original issue discount	294,000	—
Retirement of debt	(289,000)	—
Payments on long-term debt	-	(4,250)
Issuance of common stock	34	-
Net cash provided by financing activities	2,718	24,526

Effect of foreign exchange rates	(208)	(265)
Net increase in cash	(3,393)	7,204
Cash at beginning of period	51,201	43,407
Cash at end of period	$47,808	$50,611

Supplemental disclosure:
Cash paid for interest	$12,232	$8,704
Income taxes paid, net of refunds	$(591)	$(266)

Significant noncash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$682	$931

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

(410) 200-1967

richard.simonelli@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company has 33 locations, nine data centers and 18 data recovery labs across 18 countries and is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; the outbreak of disease or similar public health threat, such as COVID-19; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; the ability to deliver products and services following a disaster or business continuity event; potential disruption of KLDiscovery’s products, offerings, website and networks; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations;

potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop new products, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations; potential intellectual property infringement claims; and KLDiscovery’s substantial indebtedness. These risks and other factors discussed in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including EBTIDA and Adjusted EBITDA. We believe that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluation and comparing our operating performance against that of other companies in our industry.

The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry. We believe these non-GAAP financial measures reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, management fees and equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review the GAAP financial information and compare them with our EBITDA and adjusted EBITDA.

Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. We view adjusted EBITDA as our operating performance measure and as such, we believe that the most directly comparable GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business and exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•

Acquisition, financing and transaction costs generally represented by non-ordinary course earn-out valuation changes, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

Strategic initiatives expenses relate to costs resulting from pursuing strategic business opportunities. We do not consider the amounts to be representative of the day-to-day operating performance of our business. Management fees, stock compensation and other primarily represents consulting fees and portion of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards.

Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.

•

Change in fair value of warrants relates to changes in the fair market value of the private warrants issued in conjunction with the business combination. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.

•

Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.